UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2013

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Bay View Drive, Point Roberts, Washington, United States	98281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 347-4515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities

ITEM 5.02	Departure Of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On September 16, 2013, we entered into a consulting agreement with Source Capital Group, Inc. (“Source”), whereby Source agreed to provide consulting services to us regarding the development and execution of our business plan and capital needs until June 1, 2015. As compensation for such consulting services, we have agreed to compensate Source for its services by issuing 315,000 common shares of our capital stock.

Further, in connection with the agreement, we entered into a subscription agreement dated September 16, 2013 with Source for the subscription of 315,000 common shares of our capital stock.

On September 16, 2013, pursuant to the agreements with Source, we issued 315,000 common shares to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.

Further, on September 20, 2013, Stephen Fowler had resigned as our Principal Financial Officer and Principal Accounting Officer.  Mr. Fowler’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Fowler resignation, we entered into a consulting agreement with Tanuki Business Consulting Inc. (the “Consultant”), whereby the Consultant agreed to provide Mr. Chris Convey to provide services as our Chief Financial Officer effective September 23, 2013 until March 30, 2014. As consideration for such consulting services, we have agreed to compensate the Consultant for its services at $80 per hour at a minimum of 37.5 hours per month.

Chris Convey – Chief Financial Officer

Chris Convey, age 37, as our Chief Financial Officer is responsible for overseeing our global financial strategy and operations. Mr. Convey has a wealth of telecom experience from cable & wireless and British telecom in a range of financial and commercial roles, as well as considerable knowledge of the high-tech and venture capital sectors.

Mr. Convey currently serves as the Chief Financial Officer of TeliPhone Navigata Westel Communication Inc. since February 2013. Previously, from July 2011 to December 2012, he also served as the Chief Financial Officer of Uniserve Communications Corporation.  Further, he successively served as Vice President of Finance for two high-technology firms, Wantsa Inc. (December 2010 – July 2011) and Zensify (June 2007 – July 2009), and was responsible for the financial, legal and commercial aspects of the companies.

Mr. Convey is well versed in providing the financial and operational frameworks necessary to execute on strategic goals as he is a Chartered Management Accountant qualified in the United Kingdom.  Additionally, he holds a Bachelor of Arts in Japanese and French from the University of Durham.

Our company believes that Mr. Convey’s educational background, and business and operational experience give him the qualifications and skills necessary to serve as our Chief Financial Officer.

There has been no transaction since the beginning of the registrant’s last two completed fiscal years, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company’s total assets, and in which any related person had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement with Source Capital Group, Inc. dated September 16, 2013.
10.2	Subscription Agreement with Source Capital Group, Inc. dated September 16, 2013.
10.3	Consulting Agreement with Tanuki Business Consulting Inc. dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Stephen Fowler
Stephen Fowler
President and Director
Date: October 1, 2013